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                                                                   EXHIBIT 5.1




                    [DAVIS, GRAHAM & STUBBS LLP LETTERHEAD]






                                January 28, 1997



NHancement Technologies Inc.
1746 Cole Boulevard, Suite 265
Golden, Colorado  80401

         RE:     SALE OF 2,645,000 SHARES OF COMMON STOCK
                 ON REGISTRATION STATEMENT ON FORM SB-2
                 REGISTRATION NO. 333-15563

Ladies and Gentlemen:


         We are counsel to NHancement Technologies Inc., a Delaware corporation (the "Company"), and are providing this opinion in connection with the registration by the Company of 2,645,000 shares of common stock, par value $.01 per share (the "Shares"), on a Registration Statement on Form SB-2, Registration Number 333-15563, as filed with the Securities and Exchange Commission (the "Commission") on November 5, 1996, as amended by Amendment No. 1 to Form SB-2, as filed with the Commission on December 20, 1996, and as amended by Amendment No. 2 to Form SB-2, as filed with the Commission on January 13, 1997, and as subsequently amended by Amendment No. 3 to Form SB-2, as filed with the Commission on January 28, 1997 (the "Registration Statement"). In connection with this opinion, we have examined certain corporate records and proceedings of the Company, including actions taken by the Company in respect of the authorization and issuance of the Shares, and such other matters as we deemed appropriate.


         The following opinions are limited solely to applicable federal law of the United States of America, the laws of the state of Colorado and the General Corporation Law of the State of Delaware. While we are not licensed in the State of Delaware, we have reviewed applicable provisions of the General Corporation Law of Delaware as we have deemed appropriate in connection with the provisions expressed herein. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law.





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         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the heading "Legal Matters" in the Registration Statement, and in the Prospectus constituting a part thereof, as the counsel who will pass on the validity of the Shares. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules of the Securities and Exchange Commission thereunder.

                               Very truly yours,

                               /s/ Davis, Graham & Stubbs LLP

                               DAVIS, GRAHAM & STUBBS LLP